                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                 Registration No.: 333-130408-01

The issuer has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-500-5408.

We have two properties in/near costal Florida, Morse Shores and Riverwood Port.
Six properties in costal Texas: Orange Grove, Beltway South, Inwood Forest,
Embassy Suites, Houston, Copperwood Plaza, and Homewood Suites Houston
Intercontinental.

All of Merrill's loans have windstorm insurance, however.